                                  Exhibit 99

[LOGO]          United Parcel Service of America, Inc.
                                      55 Glenlake Parkway NE. Atlanta, GA 30328
                                                                 (404) 828-6000






                              November 15, 1995


To Members of the UPS Managers Incentive Plan:

        It is a great pleasure to welcome you as a member of the 1995 Managers Incentive Plan. Your participation is the result of the dedication and efforts you have demonstrated on behalf of our company.

        This year's award will consist of four shares of UPS common stock for each share of Overseas Partners Ltd. common stock.

        The Incentive Plan results are based on UPS profits for the 12 months ending September 30. The company enjoyed a strong performance over that period despite continued competitive and economic challenges around the world.

        On behalf of the 24,756 active members of the Managers Incentive Plan, I would like to extend a special congratulations to you and the 2,622 other supervisors who are receiving stock for the first time this year. Your continued contributions to the progress of our company will help ensure that the value of your ownership will grow in the years to come.

        The principle of manager-ownership has been integral to the success of our organization for several decades. Our partnership philosophy builds loyalty, dedication and helps us make the right decisions for the long-term benefit of our company and our customers.

        This year, with the introduction of the UPS Stock Ownership Program for nonmanagement employees, we can expect even greater dedication from those who participate. Their added motivation to become more involved in our quality improvement process will support you in the challenges you encounter and contribute to the overall success of the company.

        I thank you for your fine efforts and, with your help, look forward to another successful year.


                                        Sincerely,

                                        OZ Nelson
                                        ---------
                                        OZ Nelson
                                        Chairman

(UPS LOGO)

                               UNITED PARCEL SERVICE of America, Inc.
                                                     65 Glenlake Parkway, NE
                                                     Atlanta, GA 30328
                                                     (404) 828-6000

                                                      15.November 1995

An unsere Aktionare des
"UPS Managers Incentive Plan"


Es ist mir eine Freude, Sie als Teilnehmer am 1995 Sonderbonus-Plan bergruBen zu konnen. In diesem Jahr haben sich 27.378 UPS Supervisor und Manager fur den Sonderbonus-Plan qualifiziert.

Der diesjahrige Bonus setzt sich wie folgt zusammen: auf jeweils eine (1) Overseas Partners Ltd. Stammaktie kommen vier (4) UPS Stammaktien.

Die diesjahrige Ausschuttung hat fur die 2.622 neuen Teilnehmer eine besondere Bedeutung, da sie zum ersten Mal Aktien erhalten. Ich glaube, daB ich fur die ubrigen 24.756 Aktionare spreche, wenn ich den Neu-Aktionaren meinen Gluckwunsch ausspreche und versichere, daB wir ohne sie nicht in den GenuB dieser Zuwendung gekommen waren. Wir hoffen Ihr Aktienbesitz wachst im Laufe der Jahre, so wie Ihre wertvolle Mitarbeit in unserem hervorragenden Unternehmen.

Denjenigen, die sich bereits fruher schon fur den Sonderbonus-Plan qualifiziert haben, sage ich einfach "dankeschon". Ihr personlicher Einsatz hat uns allen zu einem wesentlichen Zuwachs an unserer Miteigentumerschaft verholfen. Ihre Bemuhungen fuhren zum Erfolg des Sonderbonus-Plan und zum Erfolg unseres Unternehmens.

Der Sonderbonus-Plan ist abhangig von den Gewinnen, die UPS in den letzten 12 Monaten, die am 30. September enden, erwirtschaften konnte. In diesem Zeitraum haben Sie mitgeholfen, die laufenden internationalen Expansionskosten, nachlassende internationale Konjunktur und starken nationalen Wettbewerb zu meistern, und die diesjahrige Bonus-Ausschuttung zu ermoglichen.


                                        Mit freundlichen GruBen


                                        /s/ Oz Nelson
                                        ----------------------
                                        Oz Nelson
                                        Vorstandsvorsitzender

            1995 UPS MANAGERS INCENTIVE PLAN PARTICIPATION NOTICE
                           PAYABLE IN JANUARY 1996




                                                                             ESTIMATED BALANCE
PROFIT     ADDITIONAL    TOTAL    ESTIMATED TAXES TO BE WITHHELD    CHARGE      TO BE PAID
INCENTIVE  INCENTIVE    EARNINGS   FEDERAL*   STATE**  OLD AGE      A/C REC.     IN STOCK




     This is the notice of your participation in the 1995 UPS Managers Incentive Plan. The Plan is described below.

     An Earnings Statement, showing final figures, including the number of shares of stock you will receive, will be given to you when the shares have been deposited in your account with First Fidelity Bank, N.A.

     The Profit Incentive consists of an allocation of 15% of the profits of United Parcel Service of America, Inc. (before federal income taxes, exclusive of gains or losses on sales of real estate or stock of subsidiary companies) for the twelve months ended September 30, 1995. This year one unit members receive
an allocation equal to [   ] month's salary as of September 30, 1995.  Two unit
members receive twice that amount.

     The Additional Incentive is equal to 2 1/2% of the cost of stock deposited in the UPS Managers Stock Trust, less the cumulative proceeds from sales of any such stock. The Additional Incentive is limited to a maximum amount equal to one month's salary.

     A new determination of membership in the UPS Managers Incentive Plan is made each year without regard to Membership in prior years. A manager may become a member of the plan each year only upon recommendation of the district or department manager with the approval of the region or corporate group manager.

     This Participation Notice is being given to you as a member of the 1995 UPS Managers Incentive Plan. Your rights under the Plan become fixed when you receive this Notice. Payment will be made in January 1996.

                                            United Parcel Service

* Federal income tax withheld at 28% as required under provisions of Omnibus Budget Reconciliation Act of 1993.

** State taxes are estimated and do not include local taxes. Actual state & local taxes will be withheld in January, based upon the rates in effect at that time.

            1995 UPS MANAGERS INCENTIVE PLAN PARTICIPATION NOTICE
                           PAYABLE IN JANUARY 1996




 PROFIT      ADDITIONAL   TOTAL    ESTIMATED TAXES TO BE WITHHELD    CHARGE
INCENTIVE    INCENTIVE   EARNINGS   CAN. FEDERAL   UNTEMP INS.       A/C REC.   NET PAYMENT

CANADIAN DOLLARS




        This is the notice of your participation in the 1995 UPS Managers Incentive Plan. The Plan is described below.

        An Earnings Statement, showing final figures, including the number of shares of stock you will receive, will be given to you when the shares have been deposited in your account with First Fidelity Bank, N.A.

        The Profit Incentive consists of an allocation of 15% of the profits of United Parcel Service of America, Inc. (before federal income taxes, exclusive of gains or losses on sales of real estate or stock of subsidiary companies) for the twelve months ended September 30, 1995. This year one unit members receive
an allocation equal to       months' salary as September 30, 1995.  Two unit
members receive twice that amount.

        The Additional Incentive is equal to 2 1/2% of the cost of stock deposited in the UPS Managers Stock Trust, less the cumulative proceeds from sales of any such stock. The Additional Incentive is limited to a maximum amount equal to one month's salary.

        A new determination of membership in the UPS Managers Incentive Plan is made each year without regard to Membership in prior years. A manager may become a member of the plan each year only upon recommendation of the district or department manager with the approval of the region or corporate group manager.

        This Participation Notice is being given to you as a member of the 1995 UPS Managers Incentive Plan. Your rights under the Plan become fixed when you receive this Notice. Payment will be made in January 1996.

                                                     UNITED PARCEL SERVICE


*To comply with Revenue Canada Regulations, it will be necessary to tax incentive earnings as ordinary income. Actual taxes will be withheld in January based upon the rates in effect at that time.

            1995 UPS MANAGERS INCENTIVE PLAN PARTICIPATION NOTICE
                           PAYABLE IN JANUARY 1996


                                                                           ESTIMATED BALANCE
 PROFIT      ADDITIONAL       TOTAL                                            TO BE PAID
INCENTIVE    INCENTIVE       EARNINGS     ESTIMATED TAXES TO BE WITHHELD        IN STOCK


NATIVE CURRENCY


        This is the notice of your participation in the 1995 UPS Managers Incentive Plan. The Plan is described below.

        An Earnings Statement, showing final figures, including the number of shares of stock you will receive, will be given to you when the shares have been deposited in your account with First Fidelity Bank, N.A.

        The Profit Incentive consists of an allocation of 15% of the profits of United Parcel Service of America, Inc. (before federal income taxes, exclusive of gains or losses on sales of real estate or stock of subsidiary companies) for twelve months ended September 30, 1995. This year one unit members receive
an allocation equal to    month's salary as of September 30, 1995. Two unit
members receive twice that amount.

        The Additional Incentive is equal to 2 1/2% of the cost of stock deposited in the UPS Managers Stock Trust, less the cumulative proceeds from sales of any such stock. The Additional Incentive is limited to a maximum amount equal to one month's salary.

        A new determination of membership in the UPS Managers Incentive Plan is made each year without regard to Membership in prior years. A manager may become a member of the plan each year only upon recommendation of the district or department manager with the approval of the region or corporate group manager.

        This Participation Notice is being given to you as a member of the 1995 UPS Managers Incentive Plan. Your rights under the Plan become fixed when you receive this Notice. Payment will be made in January 1996.

                                                       UNITED PARCEL SERVICE

                    BENACHRICHTIGUNG UBER DIE TEILNAHME AM
                      "1995 UPS MANAGERS INCENTIVE PLAN"
                    (UPS SONDERBONUS-PLAN FUR MANAGER 1995)
                            ZAHLBAR IM JANUAR 1996

SONDERBONUS     ZUSATZLICHER       GESAMTER BONUS     VORLAUFIGE GEHALTSABZUGE GESAMT        UMBUCHUNGEN/         VORLAUFIGER
 BRUTTO DM         BONUS            BRUTTO DM         (LOHNSTEUER/SOZIALVERSICHERUNG)       VERRECHNUNGEN      SONDERBONUS ETTO

        Hiermit benachrichtigen wir Sie uber Ihre Teilnahme am "UPS Managers Incentive Plan" (UPS Sonderbonus-Plan fur Manager) de United Parcel Service of America, Inc. fur das Jahr 1995.

        Die endgultige Bonusaufstellung unter Angabe der Aktien, die Sie erhalten, wird ihnen nach Ubertragung der Aktien in ihr Depot bei der First Fidelity Bank, N.A. zugesandt.

        Insgesamt werden 15 Prozent der in den letzten zwolf Monaten zum September 1995 erziehiten Ertrage der United Parcel Service of America, Inc. (vor Ertragssteuern und ausschlieBlich der Gewinne oder Verluste aus dem Verkauf von Immobilien oder Beteiligungen an Tochtergesellschaften) als Sonderbonus ausgeschuttet. In diesem Jahr erhalten Teilnehmer, die fur eine Bonuseinheit
vorgesehen sind, eine Zuteilung in Hohe des    -fachen ihres September
1995-Gehalts. Teilnehmer, die fur zwei Bonuseinheiten vorgesehen sind, erhalten das Doppelte diese Betrages.

        Der zusatzliche Bonus entspricht 2,5 Prozent der Einstandskosten der im "UPS Managers Stock Trust" deponierten Aktien abzuglich der kumulativen Erlose aus etwaigen Aktienverkaufen. Der zusatzliche Bonus darf en Monatsgehalt nicht uberschreiten.

        United Parcel Service of America, Inc. entscheidet jahrlich neu daruber, ob und fur weiche Unternehmen der UPS-Unternehmensgruppe ein "UPS Manager Incentive Plan" zur Vertugung gestelit wird. Diese Entscheidung erfoigt unabhangig von den Entscheidungen in vorangegangenen Jahren. Ebenso wird die Entscheidung uber die Teilnahme des einzelnen Managementmitarbeiters am "UPS Managers Incentive Plan" von der United Parcel Service of America, Inc. jahrlich ohne Berucksichtigung einer etwaigen Teilnahme in voragngegangenen Jahren neu getroffen. Voraussetzung fur die Teilnahme ist in jedem Fall, daB sich der Mitarbeiter zum Zeitpunkt der Zahlung in einem ungekundigten Anstellungsverhaltnis mit dem jeweilgen UPS Untemehmen befindet. Dessen ungeachtet erfoigt die Aktienzuteilung freiwillig; auch nach wiederholter Teilnahme am "UPS Managers Incentive Plan" erwachst hierauf kien Rechtsanspruch fur die Zukunft.

        Die Zahlung erfolgt im Januar 1996.


                                                           United Parcel Service